EXHIBIT 4.2

NIKE, Inc.,

as Issuer

and

Deutsche Bank Trust Company Americas,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of October 21, 2016

$1,000,000,000 of 2.375% Notes due 2026

and

$500,000,000 of 3.375% Notes due 2046

THIS THIRD SUPPLEMENTAL INDENTURE (the “Third Supplemental Indenture”) is dated as of October 21, 2016 between NIKE, Inc., an Oregon corporation (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

RECITALS

A. The Company and the Trustee executed and delivered an Indenture, dated as of April 26, 2013 (the “Base Indenture” and, as supplemented by this Third Supplemental Indenture, the “Indenture”), which provides for the issuance by the Company from time to time of senior debt securities evidencing its unsecured indebtedness.

B. Pursuant to a Board Resolution and set forth in an Officer’s Certificate, the Company has authorized the issuance of $1,000,000,000 aggregate principal amount of 2.375% Notes due 2026 (the “2026 Notes”) and $500,000,000 aggregate principal amount of 3.375% Notes due 2046 (the “2046 Notes” and, together with the 2026 Notes, the “Notes”).

C. The entry into this Third Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D. The Company desires to enter into this Third Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.01 of the Base Indenture and to establish the form of the Notes in accordance with Sections 2.01(a)(11) and 2.02 of the Base Indenture.

E. All things necessary to make this Third Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1 Terms of the Notes.

The following terms relate to the Notes:

(1) The 2026 Notes shall constitute a series of Securities having the title “2.375% Notes due 2026” and the 2046 Notes shall constitute a separate series of Securities having the title “3.375% Notes due 2046.”

(2) The aggregate principal amount of the 2026 Notes (the “Initial 2026 Notes”) and of the 2046 Notes (the “Initial 2046 Notes” and, together with the Initial 2026 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $1,000,000,000 and $500,000,000, respectively. The Company may from time to time, without the consent of the Holders of Notes, issue additional 2026 Notes (in any such case, “Additional 2026 Notes”) or additional 2046 Notes (in any such case, “Additional 2046 Notes”) having the same ranking and the same interest rate, maturity and other terms as the Initial 2026 Notes or the Initial 2046 Notes, as the case may be. Any Additional 2026 Notes and the Initial 2026 Notes, on the one hand, and any Additional 2046 Notes and the Initial 2046 Notes, on the other hand, shall in each case constitute a single series under the Indenture. All references to the 2026 Notes shall include the Initial 2026 Notes and any Additional 2026 Notes and all references to the 2046 Notes shall include the Initial 2046 Notes and any Additional 2046 Notes, unless the context otherwise requires; provided that if such Additional 2026 Notes or Additional 2046 Notes are not fungible with the Initial 2026 Notes or Initial 2046 Notes, respectively, for U.S. federal income tax purposes, the applicable Additional 2026 Notes or Additional 2046 Notes, as the case may be, will have a separate CUSIP number. The aggregate principal amount of each of the Additional 2026 Notes and Additional 2046 Notes shall be unlimited.

(3) The entire Outstanding principal of the 2026 Notes and 2046 Notes shall be payable on November 1, 2026 and on November 1, 2046, respectively.

(4) The rate at which the Notes shall bear interest shall be 2.375% per year for the 2026 Notes and 3.375% per year for the 2046 Notes. The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from October 21, 2016. The Interest Payment Dates for the Notes shall be May 1 and November 1 of each year, beginning May 1, 2017. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the April 15 and October 15 prior to each Interest Payment Date (in connection with the Notes, a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months. All dollar amounts resulting from the calculation of interest shall be rounded to the nearest cent.

(5) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. The Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The Notes shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(6) The Notes may be redeemed at the option of the Company prior to the Stated Maturity, as provided in Section 1.3 of this Third Supplemental Indenture.

(7) The Notes will not have the benefit of any sinking fund.

(8) Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9) The Notes will be senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness and among themselves.

(10) The Notes are not convertible into shares of common stock or other securities of the Company.

Section 1.2 Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“2026 Par Call Date” means August 1, 2026.

“2046 Par Call Date” means May 1, 2046.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable Notes to be redeemed, calculated as if the Stated Maturity of such Notes was the 2026 Par Call Date (in the case of the 2026 Notes) (the “2026 Remaining Life”) or the 2046 Par Call Date (in the case of the 2046 Notes) (the “2046 Remaining Life” and together with the 2026 Remaining Life, the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the applicable Remaining Life of such Notes being redeemed.

“Comparable Treasury Price” means, with respect to any Optional Redemption Date, (1) if the Company obtains four or more Reference Treasury Dealer Quotations, the arithmetic average of the Reference Treasury Dealer Quotations for such Optional Redemption Date after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if the Company obtains fewer than four but more than one Reference Treasury Dealer Quotation, the arithmetic average of such Reference Treasury Dealer Quotations for such Optional Redemption Date, or (3) if the Company only obtains one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

“Independent Investment Banker” means one of the Reference Treasury Dealers, or their respective successors, as may be appointed from time to time by the Company; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “primary treasury dealer”), the Company will substitute another primary treasury dealer.

“Optional Redemption Date” when used with respect to any Note to be redeemed at the Company’s option, means the date fixed for such redemption by or pursuant to Section 1.3 of this Third Supplemental Indenture.

“Optional Redemption Price” when used with respect to any Note to be redeemed at the Company’s option, means the price at which it is to be redeemed pursuant to Section 1.3 of this Third Supplemental Indenture.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of their respective successors and any other primary treasury dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Optional Redemption Date but for such redemption as if such Note matured on the 2026 Par Call Date (in the case of the 2026 Notes) or on the 2046 Par Call Date (in the case of the 2046 Notes); provided, however, that, if such Optional Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Optional Redemption Date.

“Treasury Rate” means, with respect to any Optional Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Optional Redemption Date) of the applicable Comparable Treasury Issue. In determining this rate, the Company will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Optional Redemption Date.

Section 1.3 Optional Redemption.

(a) The provisions of Article III of the Base Indenture, as amended by the provisions of this Third Supplemental Indenture, shall apply to the Notes with respect to this Section 1.3.

(b) The 2026 Notes and the 2046 Notes shall be redeemable, in each case, in whole at any time or in part from time to time, at the Company’s option. Upon redemption of the Notes prior to the 2026 Par Call Date, in the case of the 2026 Notes, or prior to the 2046 Par Call Date, in the case of the 2046 Notes, the Company shall pay an Optional Redemption Price equal to the greater of:

(i) 100% of the aggregate principal amount of the 2026 Notes or the 2046 Notes to be redeemed, as the case may be, and

(ii) the sum of the present values of the Remaining Scheduled Payments of the 2026 Notes or the 2046 Notes to be redeemed, as the case may be, discounted to the Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 10 basis points in the case of the 2026 Notes or 15 basis points in the case of the 2046 Notes, plus, in addition to such Optional Redemption Price, in each case, accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date (such excess, if any, of (ii) over (i) with respect to 2026 Notes, the “2026 Notes Make-Whole Premium” and such excess, if any, of (ii) over (i) with respect to 2046 Notes, the “2046 Notes Make-Whole Premium”, and together with the 2026 Notes Make-Whole Premium, the “Make-Whole Premium”).

(c) Upon redemption of the 2026 Notes on or after the 2026 Par Call Date and the 2046 Notes on or after the 2046 Par Call Date, the Company shall pay an Optional Redemption Price equal to 100% of the aggregate principal amount of the 2026 Notes or the 2046 Notes, as the case may be, being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Optional Redemption Date.

Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the Optional Redemption Date shall be payable on the applicable Interest Payment Date to the Securityholders of such Notes registered as such at the close of business on the applicable record date pursuant to the Notes and the Indenture.

(d) On and after the Optional Redemption Date for the Notes, interest shall cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Optional Redemption Price and accrued interest, if any. On or before 11:30 a.m., New York City time, on the Optional Redemption Date for the Notes, the Company shall deposit with the Trustee or a paying agent, funds sufficient to pay the Optional Redemption Price of the Notes to be redeemed on the Optional Redemption Date, and (except if the date fixed for redemption shall be an Interest Payment Date) accrued interest, if any. If less than all of the Notes are to be redeemed, the Notes shall be redeemed in accordance with Section 3.02 of the Base Indenture.

(e) Notice of any redemption shall be delivered at least 15 days but not more than 60 days before the Optional Redemption Date to each Holder of the Notes to be redeemed; provided, however, that the Company shall notify the Trustee of the Optional Redemption Date at least 5 Business Days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Such notice shall be provided in accordance with Section 3.02 of the Base Indenture. If the Optional Redemption Price cannot be determined at the time such notice is to be given, the actual Optional Redemption Price, calculated as described above in clause (b), shall be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two (2) Business Days prior to the Optional Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall, on the Optional Redemption Date, become due and payable at the Optional Redemption Price, and accrued and unpaid interest, if any, to, but excluding, the Optional Redemption Date.

(f) Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent. Any such conditions shall be described in the applicable notice of redemption, and if any condition precedent with respect to the Notes to be redeemed is not satisfied, the redemption notice will be of no effect and the Company will not be obligated to redeem such Notes.

(g) For the avoidance of doubt, the requirement to pay any Make-Whole Premium shall only arise in connection with the Company’s voluntary election, if any, to redeem Notes pursuant to the provisions of Article III of the Base Indenture, as amended by the provisions of this Third Supplemental Indenture, and not in connection with any other payment, distribution, recovery or satisfaction of the Notes.

Section 1.4 Limitation on Suits.

Solely with respect to the Notes, Section 6.04 of the Base Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

“Section 6.04. Limitation on Suits.

No holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or such series of Security or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Securities of such series specifying such Event of Default; (ii) the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and (v) during such 60 day period, the holders of a majority in principal amount of such series of Securities then Outstanding do not give the Trustee a direction inconsistent with the request.

Notwithstanding anything contained herein to the contrary, the right of any holder of any Security to receive payment of the principal of, and premium, if any, and interest on such Security, as therein provided, on or after the respective due dates expressed in such Security (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder. By accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security of such series with every other such taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture or such Securities to affect, disturb or prejudice the rights of the holders of any other of Securities of such series, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture or Securities of such series, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of such series, it being understood that the Trustee shall have no responsibility to determine if any action or inaction by a holder is prejudicial to the other holders. For the protection and enforcement of the provisions of this Section 6.04, each Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.”

Section 1.5 Rights and Remedies.

For the avoidance of doubt and notwithstanding anything to the contrary in the Base Indenture, including Section 6.05(a) of the Base Indenture, the Make-Whole Premium will not be due, or available as a remedy, in connection with (1) any Event of Default or (2) any acceleration (other than an acceleration in respect of an Event of Default for failing to pay the Optional Redemption Price (and any accrued and unpaid interest to, but not including the related Optional Redemption Date) when due following the Company’s voluntary election, if any, to redeem Notes in accordance with the provisions of the Indenture to the extent any Make-Whole Premium is due in connection therewith), whether by reason of a voluntary, involuntary, or automatic acceleration of all, or any portion of, the Notes of a series.

ARTICLE II

MISCELLANEOUS

Section 2.1 Definitions.

Capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Third Supplemental Indenture and all indentures supplemental to the Indenture shall be read, taken and construed as one and the same instrument.

Section 2.3 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.4 Governing Law.

This Third Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.5 Separability.

In case any provision in this Third Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6 Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.7 Conflicts with Base Indenture.

In the event that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of the Third Supplemental Indenture will control.

Section 2.8 No Benefit.

Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this Third Supplemental Indenture or the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the day and year first above written.

NIKE, Inc.

By:	/s/ David Hackett
	Name:	David Hackett
	Title:	Vice President and Assistant Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By:	Deutsche Bank National Trust Company

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Vice President

EXHIBIT A

FORM OF [        ]% NOTES DUE 20[    ]

[Insert the Global Security legend, if applicable]

NIKE, Inc.

[        ]% NOTES DUE 20[    ]

No. [ ]	$[ ]
CUSIP No. [ ]
ISIN No. [ ]

NIKE, Inc., an Oregon corporation (the “Company”), promises to pay to [            ] or registered assigns, the principal sum of [            ] Dollars on November 1, 20[    ].

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

NIKE, Inc.

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date: [                ]

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

By:	Deutsche Bank National Trust Company

By:
Authorized Signatory

(Reverse of Note)

NIKE, Inc.

[        ]% Notes due 20[    ]

This security is one of a duly authorized series of debt securities of NIKE, Inc., an Oregon corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s senior debt securities, dated as of April 26, 2013 (the “Base Indenture”), duly executed and delivered by and between the Company and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of October 21, 2016 (the “Third Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Third Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Third Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of [        ]%. The Company will pay interest semi-annually on May 1 and November 1 of each year (each such day, an “Interest Payment Date”). If any Interest Payment Date, redemption date or the Stated Maturity of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be May 1, 2017. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. All dollar amounts resulting from this calculation shall be rounded to the nearest cent.

2. Method of Payment. The Company will pay interest on the Securities, if any, to the Persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the Optional Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture. If any of the Notes are no longer represented by a Global Security, payment of interest on certificated Notes in definitive form may, at the option of Company, be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) upon request of any Holder of at least $5,000,000 principal amount of Securities, wire transfer to an account located in the United States maintained by the such payee.

3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “[        ]% Notes due 20[    ]”, initially limited to $[            ] in aggregate principal amount. The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Third Supplemental Indenture. Requests may be made to: NIKE, Inc., One Bowerman Drive, Beaverton, Oregon, 97005, Attention: General Counsel.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the Stated Maturity, as provided in Section 1.3 of the Third Supplemental Indenture.

The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of less than all of the

Outstanding Securities of the same series and ending at the close of business on the day of such mailing; (ii) register the transfer of or exchange any Security of any series or portions thereof selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security of any series between the applicable record date and the next succeeding Interest Payment Date.

7. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

8. Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities of a particular series that are not applied but remain unclaimed by the Holders of such Securities for at least two years after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall, upon request of the Company, be repaid to the Company, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Holders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

9. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

10. Defaults and Remedies. If an Event of Default with respect to the securities of a series issued pursuant to the Third Supplemental Indenture occurs and is continuing (other than certain events of bankruptcy, insolvency or reorganization of the Company), the Trustee or the holders of at least 25% in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization of the Company, the principal and accrued and unpaid interest, if any, on all outstanding Securities will become and be immediately due and payable. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding securities of a series issued pursuant to the Third Supplemental Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series. For the avoidance of doubt and notwithstanding anything to the contrary in this Security and the Base Indenture, including Section 6.05(a) of the Base Indenture, the Make-Whole Premium will not be due, or available as a remedy, in connection with (1) any Event of Default or (2) any acceleration (other than an acceleration in respect of an Event of Default for failing to pay the Optional Redemption Price (and any accrued and unpaid interest to, but not including the related Optional Redemption Date) when due following the Company’s voluntary election, if any, to redeem a Security in accordance with the provisions of the Indenture to the extent any Make-Whole Premium is due in connection therewith), whether by reason of a voluntary, involuntary, or automatic acceleration of all, or any portion of, the Securities.

11. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

12. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

13. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein; provided that the Opinion of Counsel provisions in Section 11.03(iv) and (v) shall be amended such that the term “beneficial owners” shall replace the term “Holders.”

14. Authentication. This Security shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Security.

15. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. Governing Law. The Base Indenture, the Third Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                         agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

A-9